UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2016 (November 10, 2016)
_________

GENCO SHIPPING & TRADING LIMITED
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	001-33393	98-043-9758
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

299 Park Avenue 12th Floor (Address of principal executive offices)	10171 (Zip code)

Registrant’s telephone number, including area code: (646) 443-8550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On November 10, 2016, the Company entered into a senior secured term loan facility (the “New Facility”) in an aggregate principal amount of up to $400,000,000 with Nordea Bank Finland plc, New York Branch, Skandinaviska Enskilda Banken AB (publ), DVB Bank SE, ABN AMRO Capital USA LLC, Crédit Agricole Corporate and Investment Bank, Deutsche Bank AG Filiale Deutschlandgeschäft, Crédit Industriel et Commercial, and BNP Paribas. On November 15, 2016, the proceeds under the New Facility were used to refinance the Company’s $100 Million Term Loan Facility, $253 Million Term Loan Facility, $148 Million Credit Facility, $22 Million Term Loan Facility, $44 Million Term Loan Facility, and 2015 Revolving Credit Facility (the “Prior Facilities”), each of which facilities are described in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2016. The New Facility is intended to address the Company’s previously disclosed liquidity and covenant compliance issues. In particular, the New Facility provides for the following key terms:

•	Maturity on November 15, 2021.
•
Reduction of minimum liquidity requirement under the refinanced facilities when considered in conjunction with such requirement under the Company’s other facilities to $21.5 million through December 31, 2018 (assuming a fleet of 60 vessels).  Thereafter, the required amount is $28.6 million through December 31, 2019 and $42.7 million for the remaining duration of the facility (assuming a fleet of 60 vessels).

•	Elimination of a maximum leverage covenant from the Prior Facilities that is based on the market value of the Company’s vessels.
•
Scheduled amortization of (i) $100,000 per quarter through December 31, 2018, (ii) from March 31, 2019 until (and including) December 31, 2020, $30 million per year (representing 50% of a 17 year average vessel age repayment profile), and (iii) $74 million on an annualized basis thereafter (representing 100% of a 17 year average vessel age repayment profile), subject to adjustment for certain prepayments.

•	Excess cash flow from the Company’s collateral vessels under the New Facility is subject to a cash sweep.
•
The cash flow sweep will be 100% of excess cash flow through December 31, 2018, 75% through December 31, 2020, and the lesser of 50% of excess cash flow or an amount that would reflect a 15 year average vessel age repayment profile thereafter; provided no prepayment under the cash sweep is required from the first $10,000,000 in aggregate of the prepayments otherwise required under the cash sweep.

•
No collateral maintenance testing prior to June 30, 2018 and collateral maintenance testing with gradually increasing thresholds thereafter with a threshold of 105% from June 30, 2018 to December 30, 2018, 115% from December 31, 2018 to December 30, 2020, and 135% thereafter.

•	An interest rate of LIBOR plus 375 basis points with an option to pay 150 basis points of such rate in kind through December 31, 2018.
•	Other covenants including debt to total book capitalization and minimum working capital.
•	The Company may establish non-recourse subsidiaries to incur indebtedness or make investments, but it will be restricted from incurring indebtedness or making investments

(other than through non-recourse subsidiaries) or paying dividends without lender consent through December 31, 2020.

The New Facility requires the Company to sell six of its vessels, one of which is currently under contract to be sold. The Company had previously sold four of its vessels as contemplated under the term sheet for the New Facility.

In addition, on November 15, 2016, the Company entered into Supplemental Agreements with its lenders  under its 2014 Term Loan Facilities (as defined in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2016),which, among other things,  amended  the Company’s collateral maintenance covenants  under the 2014 Term Loan Facilities to provide that such covenants will not be tested through December 30, 2017 and the minimum collateral value to loan ratio that the Company is required to maintain will be 100% from December 31, 2017, 105% from June 30, 2018, 115% from December 31, 2018, and 135% from December 31, 2019.  Such Supplemental Agreements also provide for certain other amendments to the 2014 Term Loan Facilities, including reductions in the minimum liquidity requirements thereunder as described above for the New Facility and restrictions on incurring indebtedness, making investments (other than through non-recourse subsidiaries) or paying dividends, similar to those provided for in the New Facility.

Also, on November 15, 2016, the Company entered into an Amending and Restating Agreement which amended and restated the credit agreement and the guarantee for its $98 Million Facility (as defined in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2016) (as so amended and restated, the “Restated $98 Million Facility”).

The Restated $98 Million Facility provided for amendments to the $98 Million Facility that address the Company’s covenant compliance and liquidity issues. In particular, such amendments provide for the following:

•
Reduction of minimum liquidity requirement under the $98 Million Facility when considered in conjunction with such requirement under the Company’s other facilities to $21.5 million through December 31, 2018 (assuming a fleet of 60 vessels), which amounts gradually increase after December 31, 2018 as noted above for the New Facility.

•	Netting of certain amounts against the measurement of the collateral maintenance covenant, which remains in place with a 140% value to loan threshold.
•
A portion of amounts required to be maintained under the minimum liquidity covenant for this facility may, under certain circumstances, be used to prepay the facility to maintain compliance with the collateral maintenance covenant.

•	Elimination of the original maximum leverage ratio and minimum net worth covenants.
•	Restrictions on incurring indebtedness, making investments (other than through non-recourse subsidiaries) or paying dividends, similar to those provided for in the New Facility.

The information regarding the Registration Rights Agreements set forth in Item 3.02 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01 in its entirety.

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 in its entirety.

Item 3.02               Unregistered Sales of Equity Securities

On October 6, 2016, as previously disclosed in the Company’s Current Report on Form 8-K filed on such date, the Company entered into stock purchase agreements effective as of October 4, 2016 (the “Initial Purchase Agreements”) with funds or related entities managed by Centerbridge Partners, L.P. or its affiliates (“Centerbridge”), funds or related entities managed by Strategic Value Partners, LLC or its affiliates (“SVP”), and funds managed by affiliates of Apollo Global Management, LLC (“Apollo” and, collectively with Centerbridge and SVP, the “Initial Investors”), representing the Company’s three largest shareholders, for the purchase of the Company’s Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”) for an aggregate of up to $125 million in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). On October 27, 2016, as previously disclosed in the Company’s Current Report on Form 8-K filed on such date, the Company entered into a stock purchase agreement (the “Additional Purchase Agreement” and, together with the Initial Purchase Agreements, the “Purchase Agreements”) with certain Additional Purchase Investors (the “Additional Purchase Investors” and, together with the Initial Investors, the “Investors”) for the purchase of Series A Preferred Stock for an aggregate of $38.6 million in a private placement exempt from the registration requirements of the Securities Act. The Additional Purchase Investors include certain of the Initial Investors and John C. Wobensmith, the Company’s President.

On November 15, 2016, pursuant to the Purchase Agreements, the Company completed the private placement of 27,061,856 shares of Series A Preferred Stock - 25,773,196 shares at a price per share of $4.85, and an additional 1,288,660 shares of Series A Preferred Stock issued on a pro rata basis to the Initial Investors pursuant to the Initial Purchase Agreement as a commitment fee in respect of the Initial Investors’ commitment to purchase additional shares if they were not sold pursuant to the Additional Purchase Agreement (the “Commitment Fee”). The aggregate purchase price for the Series A Preferred Stock sold pursuant to the Purchase Agreements was $125 million.

The Series A Preferred Stock sold pursuant to the Purchase Agreements will be automatically and mandatorily convertible into the Company’s common stock, par value $0.01 per share, upon approval by the Company’s shareholders such conversion. The Series A Preferred Stock may not be converted without such shareholder approval. The purchase price and the other terms and conditions of the transaction were established in arm’s length negotiations between a special committee of the board of directors of the Company (the “Special Committee”) and the Investors. The Special Committee unanimously approved the transaction.

Pursuant to the terms of the Purchase Agreements, the Company has entered into Registration Rights Agreements with the Investors (the “Registration Rights Agreements”). The Registration Rights Agreements require, among other things, that we file one or more “resale” registration statements, registering under the Securities Act the offer and sale of all of the common stock issued or to be issued to the Investors upon conversion of the Series A Preferred Stock.

The offering, issuance, and distribution of the Series A Preferred Stock, and the common stock of the Company issuable upon the conversion of the Series A Preferred Stock, were and are exempt from the registration requirements of section 5 of the Securities Act, and such shares of Series A Preferred Stock and common stock (if issued) will be issued to the Investors, each of whom has represented that it is an accredited investor, as defined in Regulation D under the Securities Act, pursuant to Section 4(a)(2) of the Securities Act.

Item 3.03               Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03 in its entirety.

Item 5.03               Amendments to Certificate of Incorporation and Bylaws; Change in Fiscal Year.

On November 14, 2016, in accordance with the terms of the Purchase Agreements (as defined below), the Company filed a Certificate of Designations of Rights, Preferences and Privileges of Series A Preferred Stock (the “Certificate of Designations) with the Registrar of Corporations of the Republic of the Marshall Islands. The Series A Preferred Stock has a liquidation preference of $4.85 per share and will mandatorily convert into 27,061,856 shares of the Company’s common stock (subject to adjustment) at a conversion price of $4.85 per share, subject to certain adjustments, upon receipt of approval of the issuance of shares of common stock upon conversion of the Series A Preferred Stock by the Company’s shareholders. Commencing on the 180th day after issuance of the Series A Preferred Stock, holders of the Series A Preferred Stock will be entitled to cumulative dividends at a rate of 6% per share on the liquidation preference unless any such dividends are not permitted by law or the terms of any loan agreement, credit agreement, guaranty, or related agreement. In such a case, the dividends will be deferred until conversion of the Series A Preferred Stock. Upon conversion of the Series A Preferred Stock, its holders will be entitled to receive the amount of any unpaid deferred dividends in cash or shares of common stock based on the conversion price then in effect.

The foregoing description of the Certificate of Designations is qualified in its entirety by reference to the full text of Certificate of Designations, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Certificate of Designations of Rights, Preferences and Privileges of Series A Preferred Stock of Genco Shipping & Trading Limited, dated as of November 14, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENCO SHIPPING & TRADING LIMITED

DATE: November 15, 2016

By	/s/ Apostolos Zafolias
Apostolos Zafolias
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Certificate of Designations of Rights, Preferences and Privileges of Series A Preferred Stock of Genco Shipping & Trading Limited, dated as of November 14, 2016.